INVESTOR DECK May 2024 Exhibit 99.3

2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market, Inc. (the “Company”) or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the Company’s outlook, growth, opportunities and long-term strategy. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this presentation. These risks and uncertainties include, without limitation, the Company’s ability to execute on its long-term strategy; the Company’s ability to successfully compete in its competitive industry; the Company’s ability to successfully open new stores; the Company’s ability to manage its growth; the Company’s ability to maintain or improve its operating margins; the Company’s ability to identify and react to trends in consumer preferences; product supply disruptions; equipment supply disruptions; general economic conditions that impact consumer spending or result in competitive responses; accounting standard changes; the current inflationary environment and future potential inflationary and/or deflationary trends; and other factors as set forth from time to time in the Company’s Securities and Exchange Commission filings, including, without limitation, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company intends these forward-looking statements to speak only as of the time of this presentation and does not undertake to update or revise them as more information becomes available, except as required by law. Non-GAAP Financial Measures We refer to adjusted gross profit, adjusted gross margin, EBIT, adjusted EBIT, adjusted EBIT Margin, and adjusted diluted earnings per share, each of which is a Non-GAAP Financial Measure. These measures are not prepared in accordance with, and are not intended as alternatives to, generally accepted accounting principles in the United States, or GAAP. The Company's management believes that such measures provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the Company’s financial results, and certain of these measures may be used as components of incentive compensation. The Company defines adjusted gross profit as gross profit, excluding the impact of special items. Adjusted gross margin reflects adjusted gross profit divided by net sales for the applicable period. EBIT is defined as net income before interest expense and provision for income tax, and adjusted EBIT as EBIT, excluding the impact of special items. Adjusted EBIT Margin reflects adjusted EBIT, divided by net sales for the applicable period. The Company defines adjusted diluted earnings per share as diluted earnings per share excluding the impact of special items. Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the Company’s business, or as a measure of cash that will be available to meet the Company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. To the extent forward looking non-GAAP financial measures are provided herein, they are not reconciled to comparable forward-looking GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Unless otherwise indicated, information included in this presentation is as of our 2023 fiscal year ended December 31, 2023.

3 FIND YOUR HEALTHY

4 WHAT DEFINES SPROUTS And what makes us different • Differentiated assortment of innovative, healthy and lifestyle-friendly products • Purposeful curation of responsibly and locally sourced products • Sprouts Brand: high-quality, attribute- specific private label • Farmers market experience open layout with fresh produce at the heart of the store, community feel, treasure hunt for unique products • Increasing access to high-quality, better- for-you products • Team: friendly & welcoming, helpful, knowledgeable • Culture: care, own it, love being different! • Fresh supply chain: integrated fresh produce distribution channel

5 WHY INVEST IN SPROUTS? A Differentiated, Powerful Growth Business • Incredible growth opportunity: ~ 35 new stores in 2024, approximately 10% annual unit growth • Strong box economics • Strong financial returns: low double-digit earnings growth and expansion of ROIC • Healthy balance sheet & robust cash flows, with shareholder-friendly capital allocation • Innovative & differentiated products with lifestyle-friendly ingredients • Leadership team: deeply experienced in retail and consumer space • Best in fresh, with best-in-class customer service • Sustainability: deep commitment to taking care of our team, community and the planet

6 SPROUTS’ LONG-TERM STRATEGY APPROXIMATELY 10% UNIT GROWTH LOW DOUBLE-DIGIT EARNINGS GROWTH EXPANDING ROIC (1) These are targets and not projections; they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based on assumptions with respect to future decisions, which may be subject to change. Actual results may vary and the variances may be material. Nothing in this presentation should be regarded as a representation that these targets will be achieved and the Company undertakes no duty to update its targets. See “Forward-Looking Statements.” (2) Expect to open approximately 35 new stores in 2024 DELIVER ON FINANCIAL TARGETS INSPIRE & ENGAGE OUR TALENT TO CREATE A BEST PLACE TO WORK REFINE BRAND AND MARKETING APPROACH: • Digital-first marketing program focused on customer engagement WIN WITH TARGET CUSTOMERS: • Robust omnichannel experience • Products steeped in innovation UPDATE FORMAT AND EXPAND IN SELECT MARKETS: • Smaller stores focused on higher returns • De-risking our growth INCREASINGLY ADVANTAGED SUPPLY CHAIN: • Fresher products • Increased local offering (1) (2)

7 SPROUTS’ FOCUS ON INNOVATION & DIFFERENTIATION: ~70% of Products Sold at Sprouts are Attribute-Based >15% Vegan ~30% non-GMO >40% organic ~20% gluten- free >10% non-GMO >15% organic ~15% non-GMO > 50% of Beef sales are grass- fed >20% organic >20% Kosher ~55% gluten-free ~35% organic ~30% vegan ~15% plant-based ~50% organic >25% plant- based >45% gluten-free >20% plant-based >20% vegan ~25% organic ~75% gluten- free >40% vegan

8 PRODUCE: THE HEART OF THE STORE; Farmers Market Experience • Hybrid produce buying model: centralized and regional teams allow us to be flexible and react to the produce markets quickly • Meaningful farmer partnerships: delivers new varietals and favorable pricing to our customers through spot buys • Increasingly locally sourced fresher produce, through new distribution channels • Rescued Organics program: designed to reduce food waste and support famers; launched in all stores in California • Produce priced below most in the marketplace

9 SPROUTS’ STORES ARE FILLED WITH A CURATION OF DIFFERENTIATED BETTER-FOR-YOU PRODUCTS More than 70% of Products Sold in Sprouts are Attribute Driven: Organic, Paleo, Keto, Plant Based, Non-GMO, Gluten Free, Vegan, Dairy-free, Grass Fed, Raw (Includes all produce)

10 SPROUTS BRAND: DIFFERENTIATED, HIGH QUALITY, ATTRIBUTE-SPECIFIC 14% 16% 16% 19% 20% 2019 2020 2021 2022 2023 Sprouts Brand Sales Penetration(1) (1) Sprouts Brand Sales Penetration represents sales of Sprouts Brand products, as a percentage of total company sales.

SPROUTS SHOPPER: Higher Income Consumer who Craves Health & Wellness, High Quality, Lifestyle-friendly Products, & Differentiated Assortment

Demographics

46 Avg. Age	Gen Z & Millennial opportunity
69% College/ Grad	Slightly higher educated
$121K Avg. HHI 49% $100K +	Less susceptible to economic downturns
57% Married/ Relationship	Typically dual income
2.4 Avg. People in Household	Serving each family member's need

Over Index on Lifestyle Choices

32% committed to buying organic

30% committed to dietary lifestyle (vegan, gluten-free, pesca, etc.)

69% are concerned about the environment

41% review nutrition labels

28% are looking for fair trade / socially responsible

27% are looking to try new things

41% research recipes online

28% listen to podcasts



HEALTHY
your way

Sprouts' assortment of unique and attribute-based products continues to be a key driver of customer trips

11

12 CUSTOMER ENGAGEMENT: OMNICHANNEL OFFERING We let the customer choose how to shop IN-STORE: ONLINE: Ecommerce Penetration (2) 9.4% 10.8% 11.3% 12.2% 14.1% 2020 2021 2022 2023 Q1 2024 Majority of ecommerce customers are omnichannel with higher share of wallet (1) Sprouts NPS study, September 2023 (2) Sprouts Ecommerce Penetration represents ecommerce sales as a percentage of total company sales. • CSAT Scores are best in company history • NPS scores at +57, with less than 10% (1) detractors • Increasing sampling programs • Greeting all customers • Recommendations to increase basket

13 CUSTOMER STATISTICS: OPPORTUNITY FOR MORE ENGAGEMENT • 20% of transactions linked to a Sprouts account in Q1 2024, representing ~27% of our sales • 25% Ecommerce sales growth in Q1 2024 • Upcoming Loyalty Program: market test in Q2 2024 Identifiable customers come more often and spend more

14 SMALLER BOX WITH HIGHER RETURNS New store size decreasing from approximately 30K to 23K square feet • Format stays true to our Fresh-focused Farmers Market Heritage • Prioritize Categories for Growth Potential • Continue to Offer all Categories • More Productive Store, cost-effective (lower cost to build, and reduced operating cost)

15 HIGH GROWTH RETAILER 340 362 374 386 407 2019 2020 2021 2022 2023 2024 2025 2026 Potential for 300+ New Stores in Expansion Markets (1) 2019, 2020, 2021, 2022, 2023 actual unit growth, 2024 outlook, & approximately 10% unit growth thereafter Expansion Markets Existing DCs Future DCs Existing Markets UNIT GROWTH (1)

16 ADVANTAGED FRESH SUPPLY CHAIN Distribution Centers (DCs) within 250 Miles of the Majority of Stores Optimizing our Supply Chain: Expanded capabilities • Leveraging system and data improvements to enable “computer-assisted ordering” (CAO) and create a more disciplined inventory management process Created DC capacity to support future growth: • Opened new Southern CA DC & expanded TX DC • Partnered with produce distributor to support mid-Atlantic growth Added ripening rooms in SoCal, TX, and Arizona DCs: • Nearly all stores are now receiving Sprouts ripened fruit (bananas and avocados) compared to zero stores pre-2021 Benefits of Closer DCs: Efficiency • Reduced miles on the road by 4% in 2023, while opening 30 new stores Service • Reduced lead time • 2 hour static delivery windows -- improving store labor planning Local farms • Partnering with 170 local farmers impacting 175 locally grown products representing more than 18% of total produce

17 IMPACTFUL PRODUCTS Millions of customers choose Sprouts because they can find products that are grown and produced in ways that are healthier for the planet and people. Our stores are stocked with a wide variety of organically grown, non-GMO, and plant-based options that lower the environmental impact of the food consumed. 180+ Fair Trade products$3.3B in sales of products with a social or environmental attribute 27% of total sales from organic products 22% increase in less carbon intensive plant-based product sales HEALTH & WELLNESS RESPONSIBLE SOURCING SPROUTS BRAND & INNOVATION 19% of total sales from healthy fruits and vegetables $2.3B in sales from products with a health or nutrition attribute $1.3B in sales of Sprouts Brand products 740 new and differentiated items launched through our in-store innovation center $225M in local produce sales from a network of 170 farmers Wholesum Family Farms, the first Fair Trade Certified farm in the United States, provides Sprouts with tomatoes and other vegetables that are sustainably grown and support impactful community projects. 100% cage-free or better eggs, with 67% from free- range or pasture-raised farms 100% responsibly sourced seafood

18 THRIVING PLANET At the core of our identity is a genuine commitment to environmental sustainability. We are taking steps to reduce our carbon footprint and our natural resource intake while providing our customers with local, organic, and other sustainable food choices. We are diverting food from landfills and providing it to those in need. ZERO WASTE & CIRCULARITY CARBON EMISSIONS FOOD WASTE RECOVERY 70% landfill diversion rate 130M single-use plastic bags avoided through commitment to remove single-use grocery bags 1.4M pounds of soft-plastic bags and film recycled 70M pounds of food recovered through donation, animal feed, and composting programs 8.2M meat trays transitioned from polystyrene to recyclable PET 25% per square foot carbon emissions intensity reduction target in our operations by 2033 10 locations transitioned to lower-GWP refrigerants <10% of our total emissions are from Scope 1 & 2 sources Our Rescued Organics program reduces food waste and supports local farmers by bringing to market imperfect organic produce that would otherwise be discarded due to imperfections that do not affect quality.

19 PURPOSEFUL PEOPLE 5,700 safety inspections completed 61,000 safety training hours completed 36% reduction in worker injuries since 2019 LOVE BEING DIFFERENT $21M in bonuses paid to field team members $21M in savings for team members with store discount PAY & BENEFITS 3,000 new jobs created 17,000 leadership training hours delivered SAFE WORK ENVIRONMENT GROWING A WINNING TEAM 64% of store manager positions filled by internal candidates 75% of promotions were from female and/or racially/ethnically diverse team members 33 participants of McKinsey’s Connected Leaders Academy, a program designed to make progress on inclusion and equity, and improve diverse bench strength $19.68/hr average pay rate for store team members 21% of team members promoted in 2023

20 HEALTHY COMMUNITIES $20M awarded to local nonprofit partners in communities Sprouts operates since 2015 3M kids participated in Sprouts Healthy Communities Foundation nutrition education programs FOOD SECURITY SPROUTS HEALTHY COMMUNITIES FOUNDATION 5,500 service hours donated by Sprouts team members Students incorporate nutrition curriculum into outdoor garden supported by Sprouts Healthy Communities Foundation 65 volunteer events completed across Sprouts communities 37M pounds of food donated 478,000 Grab & Give bags pre-filled with pantry staples or body care essentials donated by our customers to those in need 29M meals donated 47% of total food donations was fresh and healthy produce

21 RESPONSIBLE BUSINESS BOARD COMPOSITION & INDEPENDENCE DATA PRIVACY & CYBERSECURITY Board and committee oversight of ESG matters ETHICAL BUSINESS ESG LEADERSHIP & OVERSIGHT 88% of board members are independent 38% of board members are female or racially/ethnically diverse Risk Committee oversees our risk management program, including risks related to cybersecurity and ESG actions Respecting privacy and safeguarding the personal information of our customers and team members is crucial to our success. During 2023, no cybersecurity incidents had, either individually or in the aggregate, a material adverse effect on our business, financial condition, or results of operations. Our Code of Conduct and Ethics guides our Board and team members in the ethical and responsible operation of our business. Annual outreach to largest shareholders to discuss ESG matters Our Commitment to Human Rights sets forth our commitment to respect internationally recognized human rights and aspirations to align with United Nations Principles on Business and Human Rights (UNGPs). Our Board of Directors outside our Philadelphia store on Broad Street.

22 LONG-TERM STRATEGIC FINANCIAL TARGETS(1) Low Double-Digit Earnings Growth and Expansion of ROIC Cost to Build Reduced & Attractive New Store Economics ~10% unit growth(2) Low single digit comps Stable EBIT Margins off a Higher Base (1) These are targets and not projections; they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based on assumptions with respect to future decisions, which may be subject to change. Actual results may vary and the variances may be material. Nothing in this presentation should be regarded as a representation that these targets will be achieved and the Company undertakes no duty to update its targets. See “Forward-Looking Statements.” (2) Expect to open approximately 35 new stores in 2024

23 LOW-SINGLE-DIGIT COMPS TARGETS, WITH STABLE EBIT MARGINS(1) (1) These are targets and not projections; they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based on assumptions with respect to future decisions, which may be subject to change. Actual results may vary and the variances may be material. Nothing in this presentation should be regarded as a representation that these targets will be achieved and the Company undertakes no duty to update its targets. See Forward-Looking Statements.”See the appendix to this presentation for a reconciliation of EBIT margin to the comparable GAAP figure. KEY COMP DRIVERS • Brand and marketing • Innovative, differentiated products • Omnichannel offering • Better new store ramp with smarter promotional approach ALL STORES • Smarter Promotions • Improved Buying • Improving Shrink • Supply Chain Optimization • Labor Productivity and Cost Management • Headwinds from Labor & Benefit Costs & Ecommerce fees NEW STORES • Reduction in Cost to Build (improved DA) • Lower Rents driven by Smaller Boxes • Less Efficient Operations during maturity ramp

24 NEW STORES’ STRONG PERFORMANCE: FOUR-WALL BOX TARGET ECONOMICS (1) EBITDA MARGINS (2) • Break even year 1 • Grows to a blended ~8% EBITDA Margins over the next 4 years (1) These are targets and not projections; they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and are based on assumptions with respect to future decisions, which may be subject to change. Actual results may vary and the variances may be material. Nothing in this presentation should be regarded as a representation that these targets will be achieved and the Company undertakes no duty to update its targets. See “Forward-Looking Statements.” (2) See the Appendix to this presentation for a reconciliation of EBITDA Margin to the comparable GAAP figure. SALES • Box opens on average at $13M in year 1 annual sales • Grows 20% to 25% over next the next 4 years CASH INVESTMENT • $3.8M average new store build including CapEx, Inventory and Pre-opening expenses CASH ON CASH RETURN • Low to mid thirties by year 5

25 STRONGER FOUNDATION: STRATEGIC INITIATIVES BEGINNING TO TAKE HOLD NET CASH PROVIDED BY OPERATIONS NET SALES $5,635 $6,404 $6,837 2019 2022 2023 $1.25 $2.39 $2.84 2019 2022 2023 ($ in mm) $355 $371 $465 2019 2022 2023 ($ in mm) (1) See the Appendix to this presentation for a reconciliation of adjusted diluted EPS to diluted EPS ADJUSTED DILUTED EARNINGS PER SHARE (1)

26 MAINTAINING A STRUCTURALLY IMPROVED MARGIN PROFILE (1) See the Appendix to this presentation for a reconciliation of EBIT and EBIT margin to adjusted EBIT - for Q1 22 & Q1 2024, adjustments to EBIT were immaterial; thus, only EBIT and EBIT margin are presented for those periods. GROSS MARGIN % ADJ EBIT & ADJ EBIT MARGIN (1) 34.3% 37.3% 37.5% 38.3% Q1 19 Q1 22 Q1 23 Q1 24 $80 $120 $137 $148 5.7% 7.3% 7.9% 7.9% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% $50 Q1 19 Q1 22 Q1 23 Q1 24 ($ in mm)

27 IMPROVING ROIC: IN-LINE WITH STRATEGIC GOALS ROIC (1) (1) ROIC is a non-GAAP measure defined as net operating profit after taxes divided by average invested capital. See the Appendix to this presentation for a reconciliation of ROIC to net income (2) 2020 is presented on a 53-week basis 14.8% 12.1% 12.4% 12.9% 13.1% 2020 2021 2022 2023 Q1 24 (2)

28 STRONG BALANCE SHEET, ROBUST CASH FLOWS SELF FUND OUR GROWTH AND DELIVER SHAREHOLDER VALUE THROUGH ONGOING SHARE REPURCHASE PROGRAM ($ in mm) $24 $22 $45 $46 $112 $46 $98 $60 $113 $153 $180 $220 Q1 19 Q1 22 Q1 23 Q1 24 Cap Ex Share Repurchases Operating Cash Flow (1) Capital expenditures are net of landlord reimbursement (2) Excluding excise tax (1) (2)

29 FIND YOUR HEALTHY IN OUR ASSORTMENT OF FRESH, HEALTHY FOODS Sprouts delivers a unique farmers market experience: bringing together passionate, knowledgeable team members, and the best assortment of high-quality food that is both good for us and good for the world.

30 APPENDIX

31 EXECUTIVE MANAGEMENT TEAM WITH LEADING GROCERY & RETAIL EXPERIENCE Jack Sinclair Chief Executive Officer since 2019 Curtis Valentine Chief Financial Officer since 2024 (joined SFM in 2015) Scott Neal Chief Merchandising Officer since 2022 (joined SFM in 2020) Dustin Hamilton Chief Stores Officer since 2023 (joined SFM in 2021) Dave McGlinchey Chief Strategy Officer since 2022 (joined SFM in 2017) Brandon Lombardi Chief Legal Officer & Chief Sustainability Officer since 2012 Kim Coffin Senior VP, Chief Forager since 2022 (joined SFM in 2012) Joe Hurley Chief Supply Chain Officer since 2023 (joined SFM in 2019) James Bahrenburg Chief Technology Officer since 2023 (joined SFM in 2023) Timmi Zalatoris Chief Human Resources Officer since 2023 (joined SFM in 2017) Nick Konat President & Chief Operating Officer since 2022 Alisa Gmelich Senior VP, Chief Marketing Officer since 2022

32 APPENDIX The following table shows a reconciliation of adjusted gross profit to gross profit, adjusted gross margin to gross margin, EBIT and adjusted EBIT to net income, adjusted EBIT margin to EBIT margin, as well as a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the fiscal years ended Dec, 31, 2023, Jan 1, 2023, and Dec 29, 2019: SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES NON-GAAP MEASURE RECONCILIATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) Fifty-two Weeks Ended Fifty-two Weeks Ended Fifty-two Weeks Ended Dec 31, 2023 Jan 1, 2023 Dec 29, 2019 Net Sales 6,837,384$ 6,404,223$ 5,634,835$ Gross Profit 2,521,841$ 2,348,564$ 1,894,818$ Special Items 2,955 (1) - - Adjusted Gross Profit 2,524,796$ 2,348,564$ 1,894,818$ Gross Margin 36.9% 36.7% 33.6% Adjusted Gross Margin 36.9% 36.7% 33.6% Net income 258,856$ 261,164$ 149,629$ Income tax provision 84,884 88,149 46,539 Interest expense, net 6,491 9,047 21,192 Earnings before interest and taxes (EBIT) 350,231 358,360 217,360 Special Items 46,034 (2) - 508 (3) Adjusted EBIT 396,265$ 358,360$ 217,868$ EBIT Margin 5.1% 5.6% 3.9% Adjusted EBIT Margin 5.8% 5.6% 3.9% Net income 258,856$ 261,164$ 149,629$ Special Items, net of tax 34,272 (2) - 377 (3) Adjusted Net income 293,128$ 261,164$ 150,006$ Diluted EPS 2.50$ 2.39$ 1.25$ Adjusted Diluted EPS 2.84$ 2.39$ 1.25$ Diluted Weighted Average Shares Outstanding 103,390 109,139 119,742 (1) Includes approximately $3 million in Cost of sales related to store closures and our supply chain transition. (2) Includes approximately $28 million in store closure and other costs, net primarily related to impairment charges and $6 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures, $9 million in selling, general and administrative expenses related to stores closures, our supply chain transition and acquisition-related costs, and $3 million in Cost of sales related to store closures and our supply chain transition. After-tax impact includes the tax benefit on the pre-tax charge. (3) Includes direct costs associated with store closures or relocations. After-tax includes the tax benefit on the pre-tax charge.

33 SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES NON-GAAP MEASURE RECONCILIATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) APPENDIX 1) Includes approximately $28 million in Store Closure and other costs, net primarily related to impairment charges and $4 million in Depreciation and amortization (exclusive of depreciation in cost of sales) for accelerated depreciation in connection with store closures and $3 million in Selling, general and administrative expenses related to our supply chain transition and acquisition related costs. After-tax impact includes the tax benefit on the pre-tax charge. 2) Includes direct costs associated with store closures or relocations. After-tax includes the tax benefit on the pre-tax charge. The following table shows a reconciliation of EBIT and adjusted EBIT to net income, adjusted EBIT margin to EBIT margin, as well as a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the fiscal quarters ended, March 31, 2024, April 2, 2023, April 3, 2022, and March 31, 2019. Thirteen Weeks Ended Thirteen Weeks Ended Thirteen Weeks Ended Thirteen Weeks Ended March 31, 2024 April 2, 2023 April 3, 2022 March 31, 2019 Net Sales 1,883,808$ 1,733,310$ 1,641,161$ 1,413,887$ Net income 114,100$ 76,160$ 88,307$ 56,392$ Income tax provision 33,348 23,142 28,295 18,162 Interest expense, net 818 2,220 3,039 5,002 Earnings before interest and taxes (EBIT) 148,266 101,522 119,641 79,556 Special Items - 35,527 (1) - 508 (2) Adjusted EBIT 148,266$ 137,049$ 119,641$ 80,064$ EBIT Margin 7.9% 5.9% 7.3% 5.6% Adjusted EBIT Margin 7.9% 7.9% 7.3% 5.7% Net income 114,100$ 76,160$ 88,307$ 56,392$ Special Items, net of tax - 26,521 (1) - 377 (2) Adjusted Net income 114,100$ 102,681$ 88,307$ 56,769$ Diluted EPS 1.12$ 0.73$ 0.79$ 0.46$ Adjusted Diluted EPS 1.12$ 0.98$ 0.79$ 0.46$ Diluted Weighted Average Shares Outstanding 102,024 104,876 111,833 123,926

APPENDIX

The following table shows a reconciliation of ROIC to net income for the Company's 2020, 2021, 2022 and 2023 fiscal years, and Q1 2024

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES
NON-GAAP MEASURE RECONCILIATION
(UNAUDITED)
(IN MILLIONS)

	Q1 2024	2023	2022	2021	2020 [1]
Net income [2]	$ 296.8	$ 258.9	$ 261.2	$ 244.2	$ 287.5
Special Items, net of Tax [3,4]	$ 7.8	$ 34.3	$ -	$ -	$ 6.6
Interest expense, net of tax [4]	$ 3.9	$ 4.9	$ 6.8	$ 8.8	$ 11.3
Net operating profit after tax (NOPAT)	$ 308.4	$ 298.0	$ 267.9	$ 253.0	$ 305.3
Total rent expense, net of tax [4]	$ 181.9	$ 175.6	$ 154.6	$ 150.0	$ 146.6
Estimated depreciation on operating leases, net of tax [4]	$ (101.2)	$ (98.5)	$ (87.8)	$ (88.0)	$ (80.9)
Estimated interest on operating leases, net of tax [4, 5]	$ 80.7	$ 77.1	$ 66.9	$ 62.0	$ 65.7
NOPAT, including effect of operating leases	$ 389.1	$ 375.1	$ 334.8	$ 315.0	$ 371.0
Average working capital	$ 217.8	$ 227.4	$ 271.6	$ 193.9	$ 101.6
Average property and equipment	$ 767.1	$ 749.6	$ 704.8	$ 712.5	$ 735.7
Average other assets	$ 602.6	$ 595.8	$ 568.6	$ 568.7	$ 567.2
Average other liabilities	$ (98.6)	$ (97.9)	$ (96.6)	$ (101.3)	$ (100.5)
Average invested capital	$ 1,488.9	$ 1,474.9	$ 1,448.4	$ 1,373.8	$ 1,303.9
Average operating leases [6]	$ 1,480.6	$ 1,423.1	$ 1,259.4	$ 1,222.5	$ 1,196.8
Average invested capital, including operating leases	$ 2,969.5	$ 2,898.0	$ 2,707.8	$ 2,596.3	$ 2,500.8
ROIC, including operating leases	13.1%	12.9%	12.4%	12.1%	14.8%

(1) Fiscal 2020 includes 53 weeks

(2) Net income amounts represent total net income for the past four trailing quarters.

(3) Special items relate to: for 2023 store closure costs, supply chain transition, acquisition charges; and for 2020 professional fees related to strategic initiatives

(4) Net of tax amounts are calculated using the normalized effective tax rate for the period presented.

(5) 2024, 2023, 2022, 2021, 2020 estimated interest on operating leases is calculated by multiplying operating leases by a 7.2%, 7.2%, 7.1%, 6.7%, 7.2% discount rate, respectively, for each lease recorded as rent expense within direct store expense.

(6) 2024, 2023, 2022, 2021 & 2020 average operating leases represents the average net present value of outstanding lease obligations over the past four trailing quarters.

34